                                                                     Exhibit 4.1


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                 FRONTIER CORPORATION

                      6% Dealer remarketable security/SM/
                                    Due 2013


REGISTERED                                                      PRINCIPAL AMOUNT
No.: R-1                                                         $200,000,000.00

CUSIP No.:  35906PAB1

  FRONTIER CORPORATION, a business corporation incorporated and existing under the laws of the State of New York (hereinafter called the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, upon presentation, the principal sum of Two Hundred Million and 00/100 Dollars ($200,000,000.00) on October 15, 2013, and to pay interest thereon from September 21, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 in each year, commencing April 15, 1999, at the rate per annum specified below. Any capitalized term not defined herein shall have the meaning assigned to it in that certain Indenture by and between the Company and The Chase Manhattan Bank, a New York banking corporation, dated as of May 21, 1997, and supplemented as of December 8, 1997. The interest so payable on any Interest Payment Date will, as provided for in the Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the fifteenth (15th) calendar day (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. For purposes of this Security, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close. Any such interest not so punctually paid or duly provided

---------------------------
/SM/ "Dealer remarketable security" is a service mark of J.P. Morgan Securities Inc.

for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

  Payment of the principal of (and premium, if any) and interest on, the Securities will be made to The Depository Trust Company or its nominee at the corporate trust office of the Trustee, located initially at 450 West 33rd Street, New York, New York 10001, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts; provided, however, that at the option of the Company, payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer of funds to an account of the Person entitled thereto maintained within the United States. The Company is not required to maintain an office or agency for such payment in The City of New York.

     The rate of interest on this Security shall be 6% per annum to October 15, 2003 (the "Remarketing Date"). If the Remarketing Dealer elects to remarket the Securities pursuant to the Remarketing Agreement dated as of September 21, 1998 (the "Remarketing Agreement") between J.P. Morgan Securities Inc., as Remarketing Dealer (the "Remarketing Dealer"), and the Company, then, except as otherwise set forth on the reverse hereof, (i) this Security shall be subject to mandatory tender to the Remarketing Dealer for remarketing on the Remarketing Date, on the terms and subject to the conditions set forth on the reverse hereof, and (ii) on and after the Remarketing Date, this Security shall bear interest at the rate determined by the Remarketing Dealer in accordance with the procedures set forth in Section 4 on the reverse hereof (the "Interest Rate to Maturity"). If the Remarketing Dealer does not remarket the Securities pursuant to the Remarketing Agreement, this Security shall be subject to mandatory tender to the Company for repurchase on the Remarketing Date, on the terms and subject to the conditions set forth on the reverse hereof.

  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN THIS PLACE.

  Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                              FRONTIER CORPORATION


                              By:
                                 --------------------------------------------
                                   Joseph P. Clayton, President
                                   and Chief Executive Officer


Date: September 21, 1998


ATTEST:


By:
   -------------------------------------------
    Josephine S. Trubek, Corporate Secretary

[SEAL]

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION
                    ---------------------------------------

  This is one of the Securities of the series referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
as Trustee


By:                                        Date:              , 1998
   -----------------------------------          --------------
     Authorized Officer

                             FRONTIER CORPORATION

                 6% Dealer remarketable security/SM/ due 2013


1. Indenture. This Security is one of a duly authorized issue of securities of the Company (hereinafter called the "Debt Securities") issued and to be issued in one or more series under an Indenture (the "Indenture") between the Company and The Chase Manhattan Bank, a banking corporation organized under the laws of the State of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. Any capitalized term not defined herein shall have the meaning assigned to it in the Indenture. This Security is one of the series designated on the first page hereof, limited in aggregate principal amount to Two Hundred Million and 00/100 Dollars ($200,000,000.00). References herein to "Securities" shall mean the Debt Securities of said series.

2. Mandatory Tender on Remarketing Date; Purchase and Settlement. On a Business Day not later than five (5) Business Days prior to the Remarketing Date (the "Notification Date"), the Remarketing Dealer will notify the Company and the Trustee as to whether it elects to purchase all (but not less than all) of the outstanding Securities on the Remarketing Date. If, and only if, the Remarketing Dealer so elects, the Securities shall be subject to mandatory tender to the Remarketing Dealer for purchase and remarketing on the Remarketing Date, upon the terms and subject to the conditions described herein and in the Remarketing Agreement. The purchase price of the Securities shall be equal to one hundred percent (100%) of the principal amount thereof. No holder or beneficial owner of any Securities shall have any rights or claims under the Remarketing Agreement or against the Company or the Remarketing Dealer as a result of the Remarketing Dealer not purchasing such Securities.

3.  Maintenance of Book-Entry System.

(a) The tender and settlement procedures with respect to the Securities set forth in the Remarketing Agreement shall be subject to modification, without the consent of the holders of the Securities, to the extent required by DTC or, if the book-entry system is no longer available for the Securities at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of Securities in certificated form. In addition, the Remarketing Dealer may modify the settlement procedures without the consent of the holders of the Securities in order to facilitate the settlement process.

(b) The Company hereby agrees with the Trustee and the holders of Securities that (i) at all times, it will use its best efforts to maintain the Securities in book-entry form with DTC or any successor thereto and to appoint a successor depository to the extent necessary to maintain the Securities in book-entry form and (ii) it waives any discretionary right that it otherwise may have under the Indenture to cause the Securities to be issued in certificated form.

4. Determination of Interest Rate to Maturity; Notification Thereof. The Remarketing Dealer shall determine the interest rate the Securities will bear from the Remarketing Date to the Stated Maturity Date (the "Interest Rate to Maturity") on the third Business Day immediately preceding the Remarketing Date (the "Determination Date") by soliciting by 3:30 p.m., New York City time, the Reference Corporate Dealers (defined below) for firm, committed bids to purchase all outstanding Securities at the Dollar Price (defined below), and by selecting the lowest such firm, committed bid (regardless of whether each of the

/SM/ "Dealer remarketable security" is a service mark of J.P. Morgan Securities Inc.

Reference Corporate Dealers actually submit bids). Each bid shall be expressed in terms of the Interest Rate to Maturity that the Securities would bear (quoted as a spread over 6% per annum (the "Base Rate")) based on the following assumptions:

(a) the Securities would be sold to the Reference Corporate Dealer on the Remarketing Date for settlement on the same day;

(b)  the Securities would mature on the Stated Maturity Date; and

(c) the Securities would bear interest from the Remarketing Date at a stated rate equal to the Interest Rate to Maturity bid by such Reference Corporate Dealer, payable semi-annually on the interest payment dates for the Securities

The Interest Rate to Maturity announced by the Remarketing Dealer as a result of such process will be quoted to the nearest one hundred-thousandth (0.00001) of one percent per annum and, absent manifest error, will be binding and conclusive upon holders of the Securities, the Company and the Trustee. The Remarketing Dealer shall have the discretion to select the time at which the Interest Rate to Maturity is determined on the Determination Date.

     The Remarketing Dealer shall have the right in its sole discretion to either (i) remarket the Securities for its own account (at a price equal to the lowest firm, committed bid, as described above) or (ii) sell the Securities to the Reference Corporate Dealer submitting the lowest firm, committed, bid. If two or more Reference Corporate Dealers submit equivalent bids which constitute the lowest firm, committed bid, the Remarketing Dealer may in its sole discretion elect to sell the Securities to any such Reference Corporate Dealer.

     If the Remarketing Dealer has elected to remarket the Securities as provided herein, then it shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 5:00 p.m., New York City time, on the Determination Date of the Interest Rate to Maturity applicable to the Securities effective from and including the Remarketing Date.

     "Dollar Price" means the discounted present value to the Remarketing Date of the cash flows on a bond (x) with a principal amount equal to the aggregate principal amount of the Securities, (y) maturing on the Stated Maturity Date and
(z) bearing interest from the Remarketing Date, payable semi-annually (assuming a 360-day year consisting of twelve 30-day months) on the interest payment dates of the Securities at a rate equal to the Base Rate, using a discount rate equal to the Treasury Rate (defined below).

     "Reference Corporate Dealer" means J.P. Morgan Securities Inc. and four (4) other leading dealers of publicly-traded debt securities of the Company to be chosen by the Remarketing Dealer. If any of such persons shall cease to be a leading dealer of publicly-traded debt securities of the Company, then the Remarketing Dealer may replace such person with any other leading dealer of publicly-traded debt securities for the Company.

     "Treasury Rate" means the annual rate equal to the semi-annual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity on the Determination Date of the Comparable Treasury Issue (defined below) for value on the Remarketing Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below).

     "Comparable Treasury Issue" means the United States Treasury security selected by the Remarketing Dealer as having an actual maturity on the Determination Date (or the United States Treasury securities selected by the Remarketing Dealer to derive an interpolated yield to maturity on such Determination Date) comparable to the remaining term of the Securities.

     "Comparable Treasury Price" means (a) the offer price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) on the Determination Date, as set forth on Telerate Page 500 (as defined below), adjusted to reflect settlement on the Remarketing Date if prices quoted on Telerate Page 500 are for settlement on any date other than the Remarketing Date, or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Business Day, (i) if the Remarketing Dealer obtains four or more Reference Treasury Dealer Quotations, the average of such Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. The Remarketing Dealer shall have the discretion to select the time at which the Comparable Treasury Price is determined on the Determination Date.

     "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer price specified in clause (a) of the definition of Comparable Treasury Price as may replace Dow Jones Markets Limited.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer, the offer price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) for settlement on the Remarketing Date, quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.

     "Reference Treasury Dealer" means a primary U.S. Government securities dealer in The City of New York (which may include the Remarketing Dealer) selected by the Remarketing Dealer.

5. Repurchase. If the Remarketing Dealer does not purchase all of the Securities on the Remarketing Date, then holders will be required to tender, and the Company shall repurchase, on the Remarketing Date, at a price equal to one hundred percent (100%) of the principal amount of the Securities plus all accrued interest, if any, on the Securities to (but excluding) the Remarketing Date, all Securities that have not been purchased by the Remarketing Dealer on the Remarketing Date.

6. Redemption. If the Remarketing Dealer has elected to remarket the Securities on the Remarketing Date, the Company shall have the right to redeem the Securities, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at a redemption price equal to the greater of (i) one hundred percent (100%) of the aggregate principal amount of the Securities and (ii) the Dollar Price, by giving written notice of such redemption to the Remarketing Dealer


          (x) no later than the Business Day immediately prior to the Determination Date, or

          (y) if fewer than three Reference Corporate Dealers submit firm, committed bids for all outstanding Securities to the Remarketing Dealer on the Determination Date in accordance with Section 4 of this Security, immediately after the deadline set by the Remarketing Dealer for receiving such bids has passed.

     In either such case, the Company shall pay such redemption price for the Securities in same-day funds by wire transfer on the Remarketing Date to an account designated by the Remarketing Dealer.

7. Optional Redemption After the Remarketing Date. After the Remarketing Date, if the Remarketing Dealer has elected to remarket the Securities on the Remarketing Date, the Securities will be redeemable (a "Post-Remarketing Redemption"), in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of
(i) one hundred percent (100%) of the principal amount of such Securities or
(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including the portion of any such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) (determined on the third Business Day preceding such redemption date), plus, in each case, accrued and unpaid interest thereon to (but excluding) the redemption date.

Notice of any Post-Remarketing Redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the redemption date to each holder of the Securities to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called in connection with a Post-Remarketing Redemption.

"Adjusted Treasury Rate" means (i) the arithmetic mean of the yields under the heading "Week Ending" published in the Statistical Release most recently published prior to the date of determination under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to the maturity, as of the redemption date, of the principal being redeemed, plus (ii) 0.20%. If no maturity set forth under such heading exactly corresponds to the maturity of such principal, yields for the two published maturities most closely corresponding to the maturity of such principal shall be calculated pursuant to the immediately preceding sentence, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of the relevant periods to the nearest month.


"Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively-traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the terms of the Securities, then such other reasonably comparable index which shall be designated by the Company.

8. Covenants. The Indenture restricts the Company's ability to merge, consolidate or sell substantially all of its assets. In addition, if at any time the Company or any of its subsidiaries mortgages, pledges or otherwise subjects to or permits to exist any Lien (defined below) on the whole or any part of any property or assets now owned or hereafter acquired by it, except as hereinafter provided, the Company will (or will cause such subsidiary to) secure the outstanding Securities, and, if the Company elects, any other obligations of the Company ranking on a parity with the Securities, equally and ratably with the indebtedness or obligations secured by such mortgage, pledge or other Lien, for as long as any such indebtedness or obligation is so secured. The foregoing covenant does not apply to (a) the creation, extension, renewal or refunding of purchase-money mortgages or liens, (b) landlords' liens, (c) liens with respect to the sale or financing of accounts or chattel paper, (d) liens to which any property or asset acquired by the Company or such subsidiary is subject as of the date of its acquisition, (e) the making of any deposit or pledge to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify the Company or such subsidiary to conduct its business or any part thereof or in order to entitle it to maintain self-insurance or to obtain the benefits of any law relating to worker's compensation, unemployment insurance, old age pensions or other social security, or with any court, board commission, or governmental agency as security incident to the proper conduct of any proceeding before it, or (f) other Liens not otherwise permitted securing obligations in an aggregate amount not to exceed Twenty-Five Million and 00/100 Dollars ($25,000,000.00).


"Lien" means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or title retention agreement or any lease in the nature thereof, any capital lease obligation and any sale and lease back transaction) and any agreement to give or refrain from any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind.

9.  Defeasance.  The Indenture contains provisions for defeasance at any time of
(a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

10. Effect of Event of Default. If any Event of Default with respect to Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

11. Tax Treatment; Agreement to Tender. The Company and the holders of this Security (and each holder of a beneficial interest herein) by accepting this Security, agree to treat the Securities as fixed rate debt instruments that mature on the Remarketing Date for United States Federal income tax purposes. Furthermore, each holder of this Security (and each holder of a beneficial interest herein) irrevocably agrees that this Security shall automatically be tendered on the Remarketing Date (a) to the Remarketing Dealer if the Remarketing Dealer elects to remarket the Securities on the terms and conditions set forth herein or (b) to the Company if the Remarketing Dealer does not remarket the Securities on the terms and conditions set forth herein.

12. Sinking Fund. The Securities do not have the benefit of any sinking fund obligation.

13. Limitation on Remedies. As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy hereunder, unless (i) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities, (ii) the Holders of not less than twenty-five percent (25%) in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, (iii) such Holder or Holders have offered reasonable indemnity to the Trustee against the costs, expenses (including expenses of counsel) and liabilities to be incurred in compliance with such request, (iv) the Trustee shall have failed to institute any such proceeding for sixty (60) days after its receipt of such notice, request and offer of indemnity, and (v) the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof (and premium, if any) or any interest thereon on or after the respective due dates expressed herein.

14. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Debt Securities of each series at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of at least a majority in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

15. Unconditional Obligation. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

16.  Transfer; Denominations; etc.

(a) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of, premium, if any, on, and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

(b) The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as required by the Holder surrendering the same.

(c) No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. In no event shall the Company be required to pay any Additional Amounts as contemplated by the Indenture.

(d) Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

17. No Liability of Certain Persons. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced thereby or hereby, shall be had against any promoter, as such or, against any past, present or future stockholder, partner, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities.

18. Governing Law. The Indenture and the Debt Securities, including this Security, shall be governed by and construed in accordance with the law of the State of New York.

19. CUSIP Number. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Securities as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

                                 ABBREVIATIONS

  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COMM   -   as tenants in common           UNIF GIFT MIN ACT -
TEN ENT    -   as tenants by the entities     _______ Custodian ______
JT TEN     -   as joint tenants with right    (Cust)                   (Minor)
               of survivorship and not as     Under Uniform Gifts to Minors
               tenants in common              Act _______________
                                                      (State)


Additional abbreviations may also be used though not in the above list.

                                 _____________________________________________

Social Security or taxpayer I.D. or other identifying number of assignee.

______________________________

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


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                        (name and address of assignee)


the within Security and all rights thereunder, hereby irrevocably constituting and appointing ________________, attorney to transfer said Security on the books kept for registration thereof, with full power of substitution in the premises.


Dated:    _______________



                                                 -------------------------------


NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF A NATIONAL STOCK EXCHANGE OR BY SUCH OTHER ENTITY WHOSE SIGNATURE IS ON FILE WITH AND ACCEPTABLE TO THE TRANSFER AGENT.

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